Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

System1, Inc. (the “Company”, f/k/a/ Trebia Acquisition Corp. (“Trebia” or “System1”), is providing the following unaudited pro forma condensed combined financial information that presents the combination of the financial information of S1 Holdco, LLC (“S1 Holdco”) and its subsidiaries and Protected.net Group Limited (“Protected UK”) and Trebia, adjusted to give effect to the consummation of the transactions pursuant to the Merger Agreement and the Transaction and Combination Agreement (the “Business Combination”) on January 28, 2022 (“Closing”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•

The acquisition of S1 Holdco and Protected UK by Trebia, resulting reorganization into an umbrella partnership C-corporation structure, and other agreements entered into as part of the Business Combination Agreement as of June 28, 2021 and amended on November 30, 2021, by and among Trebia, S1 Holdco, and Protected UK (collectively, the “Companies”), the Blockers, the Blocker Merger Subs and the Company Merger Sub (the “Business Combination”);

•	Repayment of the existing S1 Holdco debt and entering into a financing agreement.

The organizational structure following the completion of the Business Combination, is commonly referred to as an umbrella partnership C corporation (or “Up-C”) structure. This organizational structure will allow the Flow-Through Sellers to retain equity ownership in S1 Holdco, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of S1 Holdco Common Units. The Flow-Through Sellers may exchange S1 Holdco Common Units (together with the cancellation of an equal number of shares of voting, System1 Class C Common Stock) into System1 Class A Common Stock. In addition, upon the completion of the Business Combination, Trebia, S1 Holdco, and the Flow-Through Sellers will be a party to a Tax Receivable Agreement. The Trebia Public Shareholders will continue to hold Trebia Class A Ordinary Shares, which, upon consummation of the Business Combination, was renamed to System1, Inc., a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes. The parties agreed to structure the Business Combination in this manner for tax and other business purposes, and we do not believe that our “Up-C” organizational structure will give rise to any significant business or strategic benefit or detriment.

On January 10, 2022, Trebia entered into the Amended and Restated Backstop Facility Agreement (the “Cannae Backstop Agreement”), for an aggregate backstop commitment $250,000,000 by purchasing shares of Trebia Class A Common Stock for $10 a share.

Pursuant to the Business Combination Agreement, certain members of management of S1 Holdco and Protected UK have agreed to reduce cash consideration and increase equity consideration in an amount equal to 50% of the Trebia Shareholder Redemption Value in excess of $417,500,000 (the “Seller Backstop”), the Seller Backstop amount could not be less than $0 or greater than $50,000,000.

On January 10, 2022, Trebia entered into the Amended and Restated Sponsor Agreement (the “Sponsor Agreement”) by and among BGPT Trebia LP (the “BGPT Sponsor”), Trasimene Trebia, LP (the “Trasimene Sponsor” and, together with the BGPT Sponsor, the “Sponsors”), in order to provide that the Sponsors will forfeit up to (a) 1,275,510 Founder Shares to Trebia, and Trebia will issue to Cannae an equal number of shares of Trebia Class A Common Stock in connection with, and based upon the extent of, Cannae’s existing backstop obligations under the Original Backstop Agreement, (b) 1,000,000 Founder Shares to Trebia, and Trebia will issue to members of management of S1 Holdco and Protected UK an equal number of shares of Trebia Class A Common Stock in connection with, and based upon the extent of, their backstop obligations under the Business Combination Agreement, and (c) an additional 1,352,941 Founder Shares to Trebia, and Trebia will issue to Cannae an equal number of shares of Trebia Class A Common Stock in connection with, and based upon the extent of, Cannae’s obligation with respect to the Additional Cannae Backstop Amount.

On January 27, 2022 Trebia entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”) pursuant to which Trebia, as the borrower, a $400 million first lien term loan facility for net proceeds of $376 million (the “New Term Loan”) and a $50 million revolving facility (the “Revolving Facility” and, together with the Term Facility, the “New Facility”). The Term Loan will mature five and one-half years after Closing and will amortize in equal quarterly installments in an aggregate annual amount equal to 5% of the original principal amount of the Term Loan. The Revolving Facility will mature five years after the Closing. This new financing, along with the proceeds from the Business Combination noted above, was utilized to pay off S1 Holdco’s existing credit facility, fund redemptions of Trebia Class A Ordinary Shares, provide cash for working capital and pay transaction fees incurred with the Business Combination.

The pro forma financial statements are not necessarily indicative of what the combined company’s balance sheet or statement of operations actually would have been had the Business Combination been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 present the pro forma effect of the Business Combination as if it has been completed on January 1, 2020.

The unaudited pro forma combined consolidated financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

The historical unaudited condensed financial statements of Trebia as of and for the nine months ended September 30, 2021 and the historical audited financial statements of Trebia for the period from February 11, 2020 (inception) to December 31, 2020;

•

The historical unaudited condensed consolidated financial statements of S1 Holdco as of and for the nine months ended September 30, 2021 and the historical audited consolidated financial statements of S1 Holdco for the year ended December 31, 2020; and

•	The historical audited consolidated financial statements of Protected UK for the year ended December 31, 2020.

The historical unaudited condensed consolidated financial statements of Protected UK as of and for the six months ended June 30, 2021. The Company concluded that the unaudited consolidated interim financial statements of Protected UK as of and for the nine months ended September 30, 2021 are not required to be included. It was concluded that Protected UK qualifies as a “foreign business” based on the SEC criteria. Protected UK has not yet been required to file interim financial statements as of and for the nine months ended September 30, 2021 in the United Kingdom or any other foreign jurisdiction

Immediately following the consummation of the Business Combinations, the S1 Holdco and Protected UK sellers own approximately 68% of the voting Common Stock of the Company. The following table summarizes the pro forma capitalization by shares outstanding at the Closing of the Business Combinations (whether Class C Common Stock or Class A Common Stock). At Closing, S1 Holdco sellers, hold non-economic Class A Common Stock, which possess voting rights and can be redeemed in the future for shares of Class A Common Stock. The percentages below represent pro forma voting percentages held by each class of equity holder:

Equity Capitalization Summary	Shares	%
Trebia Shareholders (1)	703,108	1%
Founder Shares(2)	6,574,486	6%
Seller Equity Consideration(3)	72,328,135	68%
Cannae Backstops (4)	27,181,771	25%

Total Outstanding Common Stock(5)	106,787,500	100%

(1)	51,046,892 shares of the 51,750,000 outstanding shares of Trebia Class A Common Stock were redeemed in connection with the Business Combination.
(2)

The Sponsors have agreed to forfeit up to 3,463,014 (in the aggregate) shares of Trebia Class B Common Stock in connection with the equity backstop commitments by Cannae and S1 Holdco and Protected UK Management and Sponsor Agreement. BGPT Sponsor and Trasimene Sponsor have each also agreed to forfeit 1,450,000 shares of Trebia Class B Common Stock (the “Class B Forfeiture”) (2,900,000 in the aggregate).

(3)

The S1 Holdco and Protected UK sellers will receive 72,328,135 shares of Trebia Class A and Class C Ordinary Shares. This includes the impact of vesting of restricted stock units of 3,079,274. Additionally, this includes the Flow-Through Sellers’ noncontrolling economic interest in Common Units of S1 Holdco, LLC and issuance of voting, non-economic Class C Common Stock in Trebia of 22,077,423 which will be exchangeable (together with the cancellation of an equal number of shares of Class C common stock) into Class A common stock on a 1-for-1 basis.

(4)

24,648,446 shares of Class A Ordinary Common Stock are issued to Cannae at $10.00 per share, pursuant to the Cannae Backstop and Cannae Incremental Backstop Agreements. Additionally, Cannae received an additional 2,533,325 of the Founders’ Forfeiture shares, respectively.

(5)

Excluded from outstanding common stock is the dilutive impact of 25,875,000 Public Warrants and 8,233,334 Private Placement Warrants exercisable at $11.50 per share, as well as, 725,000 shares of System1 Class D Common Stock to the Sponsors, and 725,000 RSUs subject to a market vesting condition, which have not been met.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X and the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, (“ASC 805”) on the basis of System1 as the accounting acquirer and S1 Holdco and Protected UK as the accounting acquirees. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated based on the variable interest or voting interest model pursuant to ASC Topic 810, Consolidation (“ASC 810”). If the acquiree is a variable interest entity (“VIE”), the primary beneficiary would be the accounting acquirer. S1 Holdco meets the definition of a VIE and System1 has been determined to be the primary beneficiary:

•

System1, Inc. will be the sole managing member of S1 Holdco, and the managing member has full and complete charge of all affairs of S1 Holdco and the existing non-managing members of S1 Holdco do not have substantive kick-out or substantive participating rights.

•	System1, Inc. acquires all of the outstanding stock of Protected UK in exchange for cash and equity consideration.

•	No single party will have the ability to nominate a majority of the members of the Board of Directors of System1, Inc.

•	No individual legal entity or shareholder controlled S1 Holdco and Protected UK before the Business Combination.

•	No individual legal entity or shareholder will control System1, Inc. following the Business Combination.

The factors discussed above support the conclusion that System1, Inc. will acquire a controlling interest in S1 Holdco and Protected UK. System1, Inc. will be the primary beneficiary of S1 Holdco which is a variable interest entity. Therefore, the Business Combination will be accounted for using the acquisition method of accounting. Under the acquisition method of accounting, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of September 30, 2021
	Trebia	S1 Holdco	Protected UK as Adjusted (Note 1)	Pro Forma Adjustments	Notes		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$177	$36,209	$21,112	$(36,632)	3	(a)	$20,866
Restricted cash			2,148	5,895	3	(a)	8,043
Cash held in Trust	$517,500			(517,500)	3	(b)	—
Accounts receivable, net of allowance for doubtful accounts	—	85,588	—				85,588
Prepaid expenses and other current assets	122	7,236	3,548				10,906

Total current assets	517,799	129,033	26,808				125,404
Property and equipment - net	—	836	398				1,234
Internal-use software development cost - net	—	11,012	—				11,012
Intangible assets - net	—	52,534	386	411,580	3	(c)	464,500
Goodwill	—	44,820	284	736,565	3	(c)	781,669
Due from related parties	—	529	33,115	(33,115)	3	(l)	529
Other assets	—	2,469	—				2,469

Total assets	517,799	241,233	60,991				1,386,817

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable		64,625	3,029				67,654
Accrued expenses and other current liabilities	2,155	20,321	17,662	(7,001)	3	(d)	33,137
Deferred revenue	—	2,100	58,372	(40,109)	3	(e)	20,363
Notes payable, current	450	171,780	2,250	(154,030)	3	(f)	20,450

Total current liabilities	2,605	258,826	81,313				141,605
Tax receivable agreement liability	—	—	—	—	3	(g)	—
Deferred tax liability	—	8,021	966	57,317	3	(k)	66,304
Notes payable, noncurrent	—	—	11,085	344,915	3	(f)	356,000
Other liabilities	—	1,346	—	(806)	3	(h)	540
Warrant liability	36,951	—	—				36,951
Deferred underwriting fee payable	18,113	—		(18,113)	3	(a)	—

Total liabilities	57,669	268,193	93,364				601,400
Class A Ordinary Shares subject to possible redemption, 51,750,000 shares at redemption value at September 30, 2021.	517,500	—	—	(517,500)	3	(i)	—
Stockholders’ equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	11	(11)	3	(i)	—
Class A Common Stock	—	—		9	3	(i)	9
Class B Common Stock	1	—	11	(12)	3	(i)	—
Class C Common Stock	—	—		2	3	(i)	2
Additional paid-in capital	—	—	40,953	621,206	3	(i)	662,159
Accumulated deficit	(57,371)	—	(73,348)	66,308	3	(i)	(64,411)
Member’s deficit	—	(27,183)	—	27,183	3	(i)	—
Accumulated other comprehensive income	—	223	—	(223)	3	(i)	—
Noncontrolling interest	—	—	—	187,658	3	(j)	187,658

Total shareholders’ equity	(57,370)	(26,960)	(32,373)				785,417

Total liabilities and shareholders’ equity	$517,799	$241,233	$60,991				$1,386,817

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the Nine Months Ended September 30, 2021
	Trebia	S1 Holdco	Protected UK as Adjusted (Note 1)	Pro Forma Adjustments	Notes		Pro Forma Combined
Revenue	$—	$488,586	$105,426	$—	4	(a)	594,012
Operating costs and expenses:
Cost of revenues	—	365,837	73,852				439,689
Formation and operating costs	2,747	—	—	—			2,747
Salaries, commissions, and benefits	—	48,033	2,314	5,647	4	(b)	55,994
Selling, general and administrative	—	21,163	12,332	(5,366)	4	(c)	28,129
Depreciation and amortization	—	10,260	172	45,092	4	(d)	55,524

Total operating costs and expenses	2,747	445,293	88,670				582,081
Operating Income (loss)	(2,747)	43,293	16,756				11,931
Interest expense	—	12,709	530	5,673	4	(e)	18,912
Related party interest income			(639)	639	4	(f)	—
(Gain) on termination of FPA	(3,160)	—					(3,160)
(Gain) on change in fair value of warrant liability	(16,055)	—	—				(16,055)
(Gain) on change in fair value of FPA liability	(7,494)	—	—				(7,494)
Other expense (income)			—				—
Income before income tax expense	23,963	30,584	16,865				19,728
Income tax expense (benefit)	—	703	966	(2,898)	4	(g)	(1,229)

Net income (loss)	23,963	29,882	15,899				20,957
Net income (loss) attributable to noncontrolling interest	—		—	4,278	4	(h)	4,278
Net income (loss) attributable to controlling interest	$23,963	29,882	$15,899				16,679

Earnings per share (basic)							$0.20
Earnings per share (diluted)							$0.20
Weighted average shares outstanding (basic)							83,075
Weighted average shares outstanding (diluted)							83,808

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2020
	Trebia (from 2/11/20 to 12/31/20)	S1 Holdco	Protected UK as Adjusted (Note 1)	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$—	$475,977	$90,908	$(40,109)	4(a)	$526,777
Operating Costs and Expenses:
Cost of Revenues	—	340,996	95,069	—		436,065
Formation and Operating costs	806	—	—	—		806
Salaries, commissions, and benefits	—	55,548	3,705	13,147	4(b)	72,400
Selling, general and administrative	—	22,979	4,819	18,746	4(c)	46,544
Depreciation and amortization	—	13,832	141	54,554	4(d)	68,527

Total operating costs and expenses	806	433,355	103,734			624,342
Operating income	(806)	42,622	(12,825)			(97,565)
Interest expense	—	24,351	435	1,321	4(e)	26,107
Other expense (income)	—		(2)			(2)
Offering Costs Related to Warrants and FPA	1,381	—	—			1,381
Loss on change in fair value of warrant liability	17,329	—	—			17,329
Loss on change in fair value of FPA liability	10,399	—	—			10,399
Income before income tax expense	(29,915)	18,271	(13,258)			(152,779)
Income tax expense (benefit)	—	1,907	—	(21,060)	4(g)	(19,153)

Net income (loss)	(29,915)	16,364	(13,258)			(133,626)
Net income (loss) attributable to noncontrolling interest				(33,130)	4(h)	(33,130)
Net income (loss) attributable to controlling interest	$(29,915)	$16,364	$(13,258)			$(100,496)

Earnings per share (basic and diluted)						$(1.22)
Weighted averages shares outstanding (basic and diluted)						82,233

1.	Basis of pro forma presentation

The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X and assuming the Business Combination is accounted for using the acquisition method of accounting with System1 as the accounting acquirer. Under the acquisition method of accounting, the assets and liabilities of S1 Holdco and Protected UK will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired, and liabilities assumed be recognized at their fair values as of the acquisition date by System1, who was determined to be the accounting acquirer.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. System1 believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Accounting Policy Alignment

The unaudited pro forma condensed combined financial information has been prepared using S1 Holdco’s significant accounting policies as set forth in its audited consolidated financial statements for the fiscal year ended December 31, 2020 and unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2021. Based on the procedures performed to date, the accounting policies of Trebia and Protected UK are materially consistent with S1 Holdco’s accounting policies.

Reclassifications

Certain historical consolidated balance sheet line items of Protected UK were reclassified in order to conform to S1 Holdco’s historical financial statement presentation as follows (in thousands):

PROTECTED UK’S CONSOLIDATED STATEMENT OF FINANCIAL POSITION RECLASSIFICATIONS

As of September 30, 2021
S1 Holdco Presentation	Protected UK Presentation	Protected Historical	Reclassification Adjustment	Notes		Protected as Adjusted
Assets	Assets
Current assets	Current assets	$21,112				$21,112
Cash and cash equivalents	Cash	2,148				2,148
Restricted cash
Accounts receivable, net of allowance for doubtful accounts
Prepaid expenses and other current assets	Prepaid expenses and other current assets	548	3,000	(i	)	3,548
	Deposits	3,000	(3,000)	(i	)	—
Total current assets	Total current assets	26,808				26,808
Property and equipment, net	Property, plant equipment	398				398
Internal-use software
Development cost, net
Intangible assets, net	Intangible Assets	386				386
Goodwill	goodwill	284				284
Due from Related Party	Due from related parties	33,115				33,115

Total assets	total assets	$60,991				$60,991

Liabilities and members’ deficit	Liabilities and Shareholders’
	Deficit
Current liabilities:
Accounts payable	Accounts payable	3,029				3,029
Accrued expenses and other
Current liabilities	accrued expenses	7,537	10,125	(ii	)(iii)	17,662
	VAT tax liability	9,696	(9,696)	(ii	)	—
	Deferred revenue	58,186	186	(iv	)	58,372
	Related party deferred revenue	186	(186)	(iv	)	—
Notes payable, current	Current portion of note payable	2,250				2,250
	Due to related party	—				—
	Refund liability	429	(429)	(iii	)	—

Total current liabilities	Total current liabilities	81,313				81,313
Notes payable, non-current	Note payable, net of current
	Portion and deferred financing
	Costs	11,085				11,085

Other liabilities
Deferred tax liability	Corporate Tax Liability	966				966
Total liabilities	Total liabilities	93,364				93,364
Members’ deficit:
	Class A Preferred shares	11				11
	Class B Preferred shares	11				11
	Additional paid-in capital	40,953				40,953
	Accumulated deficit	(73,348)				(73,348)
Members’ deficit in S1 Holdco
Noncontrolling interest
Accumulated other comprehensive income (loss)
Total members’ deficit	Total Shareholders’ deficit	(32,373)				(32,373)

Total Liabilities and Members’ Deficit	Total Liabilities and Shareholders’ Deficit	$60,991				$60,991

(i)	“Deposits” of $3,000 was reclassified to “Prepaid expenses and other current assets”
(ii)	“VAT tax liability” of $9,696 was reclassified to “Accrued expenses and other current liabilities”
(iii)	“Refund liability” of $429 was reclassified to “Accrued expenses and other current liabilities”
(iv)	“Related party deferred revenue” of $186 was reclassified to “Deferred Revenue”

PROTECTED UK’S CONSOLIDATED STATEMENT OF OPERATIONS RECLASSIFICATIONS

For the Nine Months Ended September 30, 2021
S1 Holdco Presentation	Protected UK Presentation	Protected Historical	Reclassification Adjustment	Notes	Protected as Adjusted
Revenue	Revenue	$105,426			$105,426
Operating costs and expenses:
Cost of revenues	Cost of revenue	75,760	(1,908)	(i)	73,852
Gross profit	Gross profit	29,666
Operating expenses
Salaries, commissions, and benefits			2,314	(i)(ii)	2,314
Selling, general, and administrative expenses	General and administrative expense	11,681	651	(ii)(iii) (iv)(v)(vi)	12,332
Depreciation and amortization			172	(iii)	172
	Related party rent expense	457	(457)	(iv)	—

Total operating costs and expenses	Total operating expenses Other Operating Income (Expense)	12,138			88,670
	Total other Operating Income (Expense)
	Foreign currency transaction (gain)/loss	1,115	(1,115)	(v)	—
	Other operating income	(343)	343	(vi)	—

	Total other operating income, net	772			—
Operating income (loss)	Operating income	16,756			16,756
Interest expense	Interest expense	(530)			(530)
	Related-party interest income	639			639

	Total non-operating expenses	109			109

Income from continuing operations before income tax	Loss before income taxes	16,865			16,865
Income tax expense	Income tax expense	966			966

Net income (loss)	Net income	$15,899			$15,899

(i)	Salaries, commissions, and benefits of $1,908 was reclassified from “Cost of revenues” to “Salaries, commissions, and benefits”
(ii)	Salaries, commissions, and benefits of $406 was reclassified from “General and administrative expenses” to “Salaries, commissions, and benefits”
(iii)	Depreciation and amortization expense of $172 was reclassified from “General, and administrative” to “Depreciation and amortization”
(iv)	Related party rent expense of $457 was reclassified to “Selling, general, and administrative”
(v)	“Foreign currency and transaction (loss) gain” of $1,115 was reclassified to “Selling, general, and administrative”
(vi)	“Other operating income” of $343 was reclassified to “Selling, general, and administrative”

PROTECTED UK’S CONSOLIDATED STATEMENT OF OPERATIONS RECLASSIFICATIONS

For the Year Ended December 31, 2020
S1 Holdco Presentation	Protected UK Presentation	Protected Historical	Reclassification Adjustment	Notes	Protected as Adjusted
Revenue	Revenue	90,908			90,908
Operating costs and expenses:
Cost of revenues	Cost of revenue	97,980	(2,911)	(i)	95,069

	Gross profit	(7,072)
	Operating Expenses
Salaries, commissions, and benefits			3,705	(i)	3,705
Selling, general, and administrative	General and administrative expenses	6,711	(1,892)	(i)	4,819
Depreciation and amortization			141	(iii)	141
	Related party rent expense	536	(536)	(iv)	—

Total operating costs and expenses	Total operating expenses	7,247			103,734
	Other Operating Income (Expense)
	Gain on sale of intangible assets	1,580	(1,580)	(v)	—
	Foreign currency transaction (loss)	(135)	135	(vi)	—
	Other operating income	48	(48)	(vii)	—

	Total other operating income, net	1,494

Operating income (loss)	Operating loss	(12,825)			(12,825)
	Related party interest expense	406	(406)	(viii)	—
Interest expense	Interest expense	29	406	(viii)	435
Other expense	Other non-operating income	(2)			(2)

	Total non-operating expenses	433

Income from continuing operations before income tax	Loss before income taxes	(13,258)			(13,258)
Income tax expense	Income tax benefit	—			—
Net Income (loss)	Net Loss	(13,258)			(13,258)

(i)	Salaries, commissions, and benefits of $2,911 was reclassified from “Cost of revenues” to “Salaries, commissions, and benefits”
(ii)	Salaries, commissions, and benefits of $794 was reclassified from “General and administrative expenses” to “Salaries, commissions, and benefits”
(iii)	Depreciation and amortization expense of $141 was reclassified from “Selling, general, and administrative” to “Depreciation and amortization”
(iv)	Related party rent expense of $536 was reclassified to “Selling, general, and administrative”
(v)	Gain on sale from intangibles for $1,580 for the year ended December 31, 2020 was reclassified from “Other operating income” to “Selling, general, and administrative”
(vi)	“Foreign currency and transaction (loss) gain” of ($135) was reclassified to “Selling, general, and administrative”
(vii)	“Other operating income” of $(48) was reclassified to “Selling, general, and administrative”
(viii)	“Related party interest expense” of $406 was reclassified to “Interest expense”

2.	Description of the Business Combination

Preliminary Purchase Price Accounting

The pro forma adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021 are preliminary. The adjustment amounts are estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of September 30, 2021. These adjustments have been prepared to illustrate the estimated effect of the Transaction. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the preliminary purchase price allocation and related adjustments reflected are subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed.

The following table summarizes the preliminary allocation of the purchase consideration to the identifiable assets acquired and liabilities assumed of S1 Holdco and Protected UK:

Purchase Price Allocation (in thousands)
Fair value of equity consideration	$400,957
Cash consideration	439,686
Cash paid to extinguish S1 Holdco outstanding credit facility	175,538
Fair value of replacement awards attributable to pre-combination service	7,695
Acquisition costs paid on behalf of S1 Holdco	19,875

Total consideration	$1,043,752

Cash and cash equivalents	57,321
Restricted cash	2,148
Accounts receivable	85,588
Prepaid expenses and other current assets	10,784
Property and equipment	1.234
Internal-use software	11,012
Intangible assets	464,500
Goodwill	781,669
Other assets	2,998
Accounts payable	(67,654)
Accrued expenses and other current liabilities	(30,982)
Deferred revenue	(20,364)
Deferred tax liability	(66,304)
Other liabilities	(540)
Fair value of noncontrolling interest	(187,658)

$1,043,752

Intangible Assets: The following describes identified intangible assets that met either the separability criterion or the contractual-legal criterion described in ASC 805, and the anticipated valuation approach. The trademark and trade name intangible assets represent the trade names that S1 Holdco and Protected UK originated or acquired that were estimated utilizing the relief-from-royalty method. The customer relationships intangible asset represents the existing customer relationships of S1 Holdco and Protected UK which were estimated by applying an excess earnings method. The developed technology intangible asset represents technology acquired by S1 Holdco and Protected UK for the purpose of generating income for S1 Holdco and Protected UK, which was valued using a multi-period excess earnings method considering technology migration.

Intangibles (in thousands)	Weighted average useful life (years)	Fair value
Trademark	15.0	$217,200
Customer relationships	7.6	73,300
Technology	7.0	174,000

Total		$464,500

Goodwill: Approximately $782 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the estimated fair value of the underlying net tangible and identifiable intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets. Goodwill represents future economic benefits arising from acquiring S1 Holdco and Protected UK primarily due to its strong market position and its assembled workforce that are not individually identified and separately recognized as intangible assets. Goodwill will not generate amortization deductions for income tax purposes.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill is not amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the combined company determines that the value of goodwill has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.

3.	Adjustments to Pro Forma Condensed Combined Balance Sheet

Explanations of the adjustments to the pro forma balance sheet are as follows:

(a)	Below is a table to describe the cash sources and use of funds as it relates to the Business Combination:

Estimated Cash Sources and Uses (in thousands):

Sources
Cash held in Trust(1)	$517,500
New Term Loan(2)	376,000
Cannae Backstop Commitment(3)	246,484
Uses
Cash paid for redemptions(1)	510,469
Cash consideration to Court Square Capital(4)	250,362
Cash consideration to S1 Holdco and Protected UK(5)	189,325
Cash held in escrow for replacement awards granted(6)	5,895
Cash to payoff existing S1 Holdco debt(7)	175,538
Transaction costs(8)	45,027

Pro forma adjustment to cash and cash equivalents	$(36,632)

(1)	$517.5 million of cash held in trust by Trebia. 51,046,892 Public Shares were redeemed in connection with the Business Combination for $510.5 million.
(2)	$376 million in net proceeds received from the $400 million New Term Loan obtained by Trebia under the Credit Agreement.
(3)	Represents the cash proceeds of $246.5 million received under the Cannae Backstop and Incremental Backstop Agreements.
(4)	Represents the cash proceeds of $250 million paid to blocker-seller Court Square Capital.
(5)	Represents the cash proceeds paid to S1 Holdco and Protected UK sellers.
(6)	Represents unvested cash compensation held in trust account until employee service condition is completed.
(7)	Represents the amount of existing S1 Holdco debt paid off at Closing.
(8)	Estimated transaction costs incurred by Trebia, S1 Holdco in connection with the Business Combination. The table below details the nature of the transaction costs incurred:

Transaction costs (in thousands)
Deferred Underwriter fees paid by Trebia	$11,773
Acquisition costs incurred by S1 Holdco and Protected UK	19,874
Acquisition costs incurred by Trebia	13,380

Total transaction costs	$45,027

(b)

Reflects the reclassification of $517.5 million of cash and cash equivalents held in the Trust Account that become available for transaction expenses, underwriting commission, redemption of Trebia Public Shares and the operating activities of Trebia following the business combination.

(c)

Represents the adjustment to the estimated preliminary purchase price allocation for the S1 Holdco business resulting from the Business Combination. The preliminary calculation of total consideration and allocation of the purchase price to the fair value of S1 Holdco’s assets acquired and liabilities assumed is presented below as if the Business Combination was consummated on September 30, 2021. The Company has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of the Company based on the information currently available and are subject to change once additional analyses are completed. Potential differences may include, but are not limited to, changes in allocation to intangible assets and change in fair value of property, plant, and equipment.

Intangibles (in thousands)	As of September 30, 2021
Remove carrying value of historical balance	$(52,920)
Record fair value of acquired intangibles	464,500

Pro forma adjustment	$411,580

As of September 30, 2021
Goodwill (in thousands)
Remove carrying value of historical balance	$(45,104)
Goodwill recorded at acquisition	781,669

Pro forma adjustment	$736,565

(d)

To record assumed liability for cash settled replacement awards attributable to pre-combination service. The liability was determined as the fair value of the replaced awards multiplied by the ratio of the pre-combination employee’s service period to the total service period. Additionally, to remove profit interest liability payable to the former CEO of S1 Holdco, which was settled in connection to the Business Combination.

As of September 30, 2021
Assumed liability for replacement awards cash settled and attributable to precombination service	$1,473
To remove historical CEO profit interest liability payable to the former CEO of S1 Holdco settled in connection to the Business Combination	(8,474)

Pro Forma Adjustment	$(7,001)

(e)

Reflects a reduction in deferred revenues related to the estimated fair value of the acquired deferred revenue related to the Business Combination. The adjustment is based on fair value estimates for deferred revenue, which was estimated utilizing an income approach based on the estimated costs to fulfill the liabilities assumed, plus normal profit margin. The difference between the fair value of deferred revenue and historical carrying value results in a revenue reduction on a pro forma basis.

Deferred revenue (in thousands)	As of September 30, 2021
To remove carrying value of deferred revenue	$(60,472)
To record fair value of deferred revenue liability assumed	20,363

Pro forma adjustment	$(40,109)

(f)

Represents adjustments to short-term and long-term debt due to the following inflows and outflows as a result of the Business Combination. In connection with the Business Combination the outstanding debt of S1 Holdco and Protected UK will be paid off. The cash paid to settle the outstanding Protected UK debt will be a reduction of the cash consideration. The following pro forma adjustments are to give effect to the settlement of the outstanding S1 Holdco and Protected UK debt and issuance of the new Term Loan under the Commitment Letter:

	As of September 30, 2021
	Notes payable, current	Notes payable, noncurrent	Total
Record New Credit Facility	$20,000	$356,000	$376,000
Repayment of S1 Holdco and Protected UK outstanding debt	(174,030)	(11,086)	(185,115)

Pro forma adjustment	$(154,030)	$344,914	$190,885

(g)

The estimate of the fair value of the Tax Receivable Agreement contingent consideration is subject to additional analyses. The adjustments to the Tax Receivable Agreement will be recorded as an adjustment to goodwill. Trebia anticipates that it will account for the income tax effects resulting from future taxable exchanges of Common Units by the Flow-Through Sellers for shares of Class A common stock thereof by recognizing an increase in deferred tax assets, based on enacted tax rates at the date of each exchange. Based on actual redemption levels, the Company estimates the value of the tax receivable agreement to be approximately $0 as of Closing.

Further, Trebia intends to evaluate the likelihood that it will realize the benefit represented by the deferred tax asset, and, to the extent that it estimates that it is more likely than not that Trebia will not realize the benefit, Trebia will reduce the carrying amount of the deferred tax asset with a valuation allowance. For the same reasons, the Company will not record a liability related to the tax savings it would realize from the utilization of such deferred tax assets after concluding it will not be probable that such TRA liability would be paid based on its estimates of future taxable income.

(h)	To adjust Other liabilities to remove deferred rent leased facilities of S1 Holdco.

(i)	The following table summarizes the pro forma adjustments impacting equity (amounts in thousands) as of September 30, 2021:

	Adjustments to Historical Equity (1)	New Equity Structure (2)	Other Items (3)	Total Pro Forma Adjustments
Trebia Class A Common Stock	$—	$(517,500)		$(517,500)
Protected UK Class A Preferred shares	(11)			(11)
System1, Inc Class A Common Stock		9		9
Protected UK and Trebia Class B Stock	(12)			(12)
System1, Inc Class C Common Shares		2		2
Additional paid in capital	(40,953)	662,159		621,205
Accumulated Deficit	73,348		(7,040)	66,308
S1 Holdco Member Deficit	27,183			27,183
S1 Holdco Accumulated other comprehensive loss	(223)			(223)

(1)

To remove historical equity balances and retained earnings of S1 Holdco and Protected UK, as well as, the conversion of Founder Shares, net of forfeiture, from Trebia Class B Common Stock to System1 Class A Common Stock.

(2)

Includes equity consideration payable under the Business Combination Agreement with a fair value of $401 million, $246 million issued under the Cannae Backstop Agreement, Conversion Trebia Class Common Stock of $7 million, less $11 million allocated to par value of common stock, and plus $7.7 million related to Fair value of replacement awards attributable to pre-combination service.

(3)	Represents a reduction to retained earnings for estimated acquisition costs incurred by Trebia of $14 million, less the reduction of Trebia deferred underwriter costs of $7 million.

(j)	Represents the pro forma adjustment to record the Flow-Through Sellers’ noncontrolling interest in S1 Holdco Common Units of $188 million or approximately 22%.

(k)

Represents adjustments to reflect applicable deferred taxes. Refer to Note 2 for the purchase price allocation. The deferred taxes are primarily related to the difference between the financial statement and tax basis in the System1 partnership interests, acquired tax attributes of the Blockers, and Protected. This basis difference primarily results from the Business Combination where CCNB1 recorded a fair market value basis on all assets for financial accounting purposes and a fair value step-up on a portion of the assets for income tax purposes. The $ 57 million adjustment related to the deferred tax liability is assuming: (1) the U.S. GAAP balance sheet as of September 30, 2021 adjusted for the pro forma entries described herein, (2) estimated tax basis as of September 30, 2021 adjusted for the pro forma entries described herein, (3) a federal income tax rate of 21.0% and a blended state tax rate of 1.69%, and (4) no material changes in tax law.

(l)	Represents amounts due from related party loans that were settled as a result of the Business Combination.

4.	Adjustments to Pro Forma Condensed Combined Statements of Operations

Explanations of the adjustments to the pro forma statement of operations are as follows:

(a) Reflects a reduction in revenues related to the estimated fair value of the acquired deferred revenue related to the Business Combination. The performance obligations associated with the assumed liability is expected to be satisfied within twelve months of the acquisition.

Revenues (in thousands)	September 30, 2021	December 31, 2020
Revenues pro forma adjustment	$—	(40,109)

(b) To record expense related to the fair value of replacement awards attributable to post combination service, partially offset by the elimination of S1 Holdco and Protected UK historical stock-based compensation expense.

Salaries, commissions, and benefits (in thousands)	For the nine months ended September 30,2021	For the year ended December 31, 2020
Stock-based compensation related to the fair value replacement
awards attributable to post combination service	$5,737	$14,339
To remove historical stock-based compensation	(90)	(1,192)

Pro forma Adjustment	$5,647	$13,147

(c) To record $19 million of transaction costs for the twelve months ending December 31, 2020 and remove $5 million in transaction costs recorded in the nine months ended September 30, 2021.

(d) Represents adjustments to depreciation and amortization for intangible assets recorded in connection with the Business Combination. This pro forma adjustment has been proposed assuming the Business Combination occurred on January 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

	Weighted Average Useful Life (Years)	Fair Value	For the nine months ended September 30,2021	For the year ended December 31, 2020
Trademarks	15	$217,200	$10,860	$14,480
Customer relationships	7.6	73,300	20,273	22,344
Technology	7	174,000	24,046	31,151

Total pro forma amortization expense		464,500	55,179	67,975
To remove historical amortization expense of intangibles			(10,087)	(13,421)

Pro forma adjustment			$45,092	$54,554

Amortization expense for trademarks intangible assets is computed on a straight-line basis, amortization for customer relationship intangible assets is computed considering historical and estimated customer attrition, and amortization of developed technology intangible assets, is computed considering the estimate of platform migration to the developed technology. Below is the pro forma amortization expense for intangible assets for each of the next five fiscal years:

As of September 30, 2021
For the three months ending December 31, 2021	$16,994
2022	72,173
2023	62,063
2024	50,284
2025	43,084
Thereafter	219,903

Total	$464,500

(e) Represents estimated differences in interest expense resulting from the New Term Loan and extinguishing historical S1 Holdco debt. The estimated annual effective interest rate of the New Term Loan is 7.05%.

(in thousands)	For the nine months ended September 30, 2021	For the year ended December 31, 2020
Record interest on the New Term Loan	$18,912	$26,107
Eliminate historical interest expense	(13,239)	(24,786)

Pro forma adjustment	$5,673	$1,321

(f) To remove interest income from Protected UK related party loan that will be settled as a result of the Business Combination.

(g) Represents the income tax effect of the pro forma adjustments calculated using the enacted applicable statutory income tax rates in the respective countries in which the company operates applied to the income or loss before income taxes applicable to the controlling interest. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

(h) Represents the pro forma adjustment to record earnings attributable to noncontrolling interest in S1 Holdco of approximately 22%

5.	Pro Forma Earnings Per Share Information

Basic earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method.

	For the nine months ended September 30,2021	For the year ended December 31, 2020
Net income (loss) attributable to controlling interest	$16,679	$(100,496)
Weighted average shares outstanding, controlling (basic, shares in thousands)	83,075	82,233
Weighted average shares outstanding, controlling (diluted, shares in thousands)	83,808	82,233
Income (loss) per share (basic)	$0.20	$(1.22)
Income (loss) per share (diluted)	$0.20	$(1.22)

Earnings per share excludes from outstanding common stock the impacts of (i) 25,875,000 Trebia Public Warrants and 8,233,334 Trebia Private Placement Warrants, which are out of the money (ii) 725,000 shares of System1 Class D Common Stock to the Sponsors, and 725,000 RSUs subject to a market vesting condition, which has not been met.